Exhibit 4.1

SIXTH SUPPLEMENTAL INDENTURE

Dated as of October 6, 2020

Among

TD AMERITRADE HOLDING CORPORATION,

As Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

As Trustee

3.750% Senior Notes Due 2024

3.625% Senior Notes Due 2025

3.300% Senior Notes Due 2027

2.750% Senior Notes Due 2029

THIS SIXTH SUPPLEMENTAL INDENTURE (the “Sixth Supplemental Indenture”), dated as of October 6, 2020, is among TD AMERITRADE HOLDING CORPORATION, a Delaware corporation (the “Company”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly incorporated and existing under the laws of the United States of America (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of October 22, 2014 (as supplemented by the Supplemental Indentures (as defined below) and by the Second Supplemental Indenture, dated as of March 9, 2015, the “Base Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities;

WHEREAS, the Company and the Trustee have entered into the First Supplemental Indenture dated October 22, 2014 (the “First Supplemental Indenture”) which established and provided for the issuance of the 3.625% Senior Notes due 2025 (the “2025 Notes”);

WHEREAS, the Company and the Trustee have entered into the Third Supplemental Indenture dated April 27, 2017 (the “Third Supplemental Indenture”) which established and provided for the issuance of the 3.300% Senior Notes due 2027 (the “2027 Notes”);

WHEREAS, the Company and the Trustee have entered into the Fourth Supplemental Indenture dated November 1, 2018 (the “Fourth Supplemental Indenture”) which established and provided for the issuance of the Senior Floating Rate Notes due 2021 and the 3.750% Senior Notes due 2024 (the “2024 Notes”);

WHEREAS, the Company and the Trustee have entered into the Fifth Supplemental Indenture dated August 16, 2019 (the “Fifth Supplemental Indenture” and, collectively with the First Supplemental Indenture, the Third Supplemental Indenture, and the Fourth Supplemental Indenture, the “Supplemental Indentures”) which established and provided for the issuance of the 2.750% Senior Notes due 2029 (the “2029 Notes” and, collectively with the 2025 Notes, 2027 Notes and the 2024 Notes, the “Notes”);

WHEREAS, the Company wishes to amend Section 3.01(a) of the Supplemental Indentures with respect to the Notes to surrender the Company’s right that would otherwise apply under such section to redeem the Notes before April 6, 2021;

WHEREAS, Section 9.01(ix) of the Base Indenture provides that the Company and the Trustee may amend the Base Indenture or the Securities of any series without notice to or the consent of any Holder to make any other provisions with respect to matters arising under the Base Indenture; provided that, such action shall not adversely affect the interests of the holders of outstanding Securities of any series in any material respect;

WHEREAS, Section 5.04 of each of the Supplemental Indentures provides that such Supplemental Indenture may be amended in accordance with Section 9.01 of the Base Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Sixth Supplemental Indenture; and

WHEREAS, all acts and things necessary to make this Sixth Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Sixth Supplemental Indenture have been in all respects duly authorized.

NOW, THEREFORE, the Company and the Trustee agree as follows:

ARTICLE I

CERTAIN AMENDMENTS

The Notes are hereby amended as follows:

1.01 Form of Notes. The Forms of Notes for the 2025 Notes, the 2027 Notes, the 2024 Notes, and the 2029 Notes, attached as Exhibit A to the applicable Supplemental Indenture, shall be amended as follows:

(a) Subparagraph (a) in Section 5 (Optional Redemption) of Exhibit A to the First Supplemental Indenture is hereby amended by inserting “On or after April 6, 2021 and” so that the beginning of the subparagraph reads “On or after April 6, 2021 and prior to January 1, 2025…”

(b) Subparagraph (a) in Section 5 (Optional Redemption) of Exhibit A to the Third Supplemental Indenture is hereby amended by inserting “On or after April 6, 2021 and” so that the beginning of the subparagraph reads “On or after April 6, 2021 and prior to January 1, 2027…”

(c) Subparagraph (a) in Section 5 (Optional Redemption) of Exhibit A to the Fourth Supplemental Indenture is hereby amended by inserting “On or after April 6, 2021 and” so that the beginning of the subparagraph reads “On or after April 6, 2021 and prior to March 2, 2024…”

(d) Subparagraph (a) in Section 5 (Optional Redemption) of Exhibit A to the Fifth Supplemental Indenture is hereby amended by inserting “On or after April 6, 2021 and” so that the beginning of the subparagraph reads “On or after April 6, 2021 and prior to July 1, 2029…”

1.02 Optional Redemption.

(a) Subparagraph (a) in Section 3.01 of the First Supplemental Indenture with regard to the 2025 Notes is hereby amended by inserting “On or after April 6, 2021 and” so that the beginning of the subparagraph reads “On or after April 6, 2021 and prior to January 1, 2025…”

(b) Subparagraph (a) in Section 3.01 of the Third Supplemental Indenture with regard to the 2027 Notes is hereby amended by inserting “On or after April 6, 2021 and” so that the beginning of the subparagraph reads “On or after April 6, 2021 and prior to January 1, 2027…”

(c) Subparagraph (a) in Section 3.01 of the Fourth Supplemental Indenture with regard to the 2024 Notes is hereby amended by inserting “On or after April 6, 2021 and” so that the beginning of the subparagraph reads “On or after April 6, 2021 and prior to March 2, 2024…”

(d) Subparagraph (a) in Section 3.01 of the Fifth Supplemental Indenture with regard to the 2029 Notes is hereby amended by inserting “On or after April 6, 2021 and” so that the beginning of the subparagraph reads “On or after April 6, 2021 and prior to July 1, 2029…”

ARTICLE II

MISCELLANEOUS

2.01    The Base Indenture, as amended and supplemented by this Sixth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

2.02    This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

2.03    THIS SIXTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND DEEMED TO BE A CONTRACT MADE UNDER, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

2.04       In case any provision in this Sixth Supplemental Indenture or any series of the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

2.05    The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture.

Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Base Indenture.

[Signature Page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the day and year first written above.

TD AMERITRADE HOLDING CORPORATION, as Issuer

By:	/s/ William T. Yates
Name: William T. Yates
Title: Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael McGuire
Name: Michael McGuire
Title: Vice President

5